Exhibit 10.3

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), dated as of April 20, 2020, is made by and among each Existing Noteholder (as defined herein), Kenneth Potashner, as collateral agent for the Existing Noteholders (in such capacity, the “Existing Collateral Agent” and together with the Existing Noteholders, the “Existing Secured Parties”), ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B, as collateral agent for the holders of the Senior Notes (as defined below) (in such capacity, the “Senior Collateral Agent”), and One Stop Systems, Inc., a Delaware corporation (“Obligor”).

WHEREAS, the Obligor has heretofore issued $1,800,000 in aggregate principal amount of its senior secured promissory notes (collectively, the “Existing Notes”) pursuant to a Note and Warrant Purchase Agreement dated as of April 4, 2019 (the “Existing Purchase Agreement”) among the Obligor and the investors parties thereto (collectively, the “Existing Noteholders”);

WHEREAS, as of the date hereof, $786,124.68 aggregate principal amount of the Existing Notes remain outstanding;

WHEREAS, the Existing Noteholders, collectively, own 100% of the outstanding Existing Notes;

WHEREAS, pursuant to a Security Agreement dated as of April 4, 2019 (the “Existing Security Agreement”) by and among the Existing Noteholders, the Obligor and the Existing Collateral Agent, Obligor has granted to Existing Collateral Agent (for the ratable benefit of the Existing Noteholders), a lien and security interest in the collateral described in the Existing Security Agreement;

WHEREAS, the Obligor and each party listed as a “Buyer” on the Schedule of Buyers (each a “Buyer” and collectively, the “Buyers”) attached to the Securities Purchase Agreement, dated as of April 20, 2020, by and among the Obligor and the Buyers (the “Senior Purchase Agreement”), are parties to the Senior Purchase Agreement pursuant to which the Obligor shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” issued pursuant thereto (as such “Notes” may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Senior Notes”);

WHEREAS, pursuant to a Security Agreement, dated as of April 20, 2020, by and between Obligor and the Senior Collateral Agent (the “Senior Security Agreement”), Obligor has granted to the Senior Collateral Agent, for the benefit of the Senior Secured Parties (as defined herein), a lien and security interest in the collateral described in the Senior Security Agreement; and

WHEREAS, each Existing Secured Party and the Senior Collateral Agent wish to enter into this Agreement to establish their respective rights and priorities in the Collateral and their claims against the Obligor.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, each Existing Secured Party, the Senior Collateral Agent and the Obligor (each, a “Party” and collectively, the “Parties”) hereby agree as follows:

1.Definitions; Rules of Construction.

a.Terms Defined Above and in the Recitals.  As used in this Agreement, certain capitalized terms used herein shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals.

b.Other Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended, and any successor statute.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other Equity Interests of such Person.

“Cash and Cash Equivalents” means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

“Cash Collateral” means any Collateral consisting of Cash and Cash Equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).

“Collateral” means the assets and properties of the Obligor upon which any Existing Secured Party or the Senior Collateral Agent has or hereafter acquires a Lien, whether now owned or hereafter acquired by the Obligor, together with all rents, issues, profits, products, and Proceeds thereof.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through physical possession or control by a secured party or any agent therefor.

“Discharge” means, with respect to any Indebtedness, payment in full in cash of such Indebtedness after or concurrently with termination of all commitments to extend credit under the Existing Documents or the Senior Documents, as the case may be.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” shall mean, individually and collectively, any “Event of Default” as defined in the Existing Security Agreement or any “Event of Default” as defined in the Senior Notes.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Existing Documents, the Senior Documents, and applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set-off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, conveyance, assignment, transfer, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral, and (g) the exercise of any other enforcement rights or secured creditor remedy relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the Existing Documents, the Senior Documents, applicable law, in an Insolvency Proceeding or otherwise.

“Existing Documents” means the Existing Notes, the Existing Security Agreement, and any other security, collateral, ancillary or other document entered into in connection with or related to the Existing Notes or the indebtedness thereunder, as any such document may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with this Agreement.

“Existing Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Existing Notes, the Existing Security Agreement, including without limitation all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable under any Existing Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Obligor or any other Person, or that would have accrued or become due under the terms of the Existing Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding).

“Existing Junior Indebtedness” has the meaning set forth in Section 2c hereof.

“Existing Pari Passu Indebtedness” has the meaning set forth in Section 2c hereof.

“Governmental Authority” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” means, collectively, the Existing Indebtedness and the Senior Indebtedness.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.  Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Authority or any department or agency thereof.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.”

“Pro Rata Pari Passu Basis” means the allocation on an equal priority basis of payments or distributions to the Senior Secured Parties on account of the Senior Indebtedness and to Existing Secured Parties on account of the Existing Pari Passu Indebtedness, pro rata according to the then outstanding principal amounts of the Senior Indebtedness and the Existing Pari Passu Indebtedness.

“Recovery” has the meaning set forth in Section 5c.

“Senior Documents” means the Senior Purchase Agreement, the Senior Notes, the Senior Security Agreement, and any other security, collateral, ancillary or other document entered into in connection with or related to the Senior Purchase Agreement or the Senior Notes, as any such document may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with this Agreement.

“Senior Indebtedness” means all “Obligations” (as such term is defined in the Senior Security Agreement).

“Senior Secured Parties” means the Senior Collateral Agent and the holders of the Senior Notes.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York, or the Uniform Commercial Code of the jurisdictions which govern the perfection of the security interest in the particular item of the Obligors’ property to which the definition is applied.

c.Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

2.Priority of Liens.  Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to any Existing Secured Parties or the Senior Collateral Agent in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Existing Secured Party or the Senior Collateral Agent in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Existing Documents or any of the Senior Documents, (iv) whether any of the Liens referred in the foregoing clauses (i) and (ii) are valid, perfected, enforceable, void, avoidable, subordinated, disputed, or allowed, or (v) any other circumstance whatsoever, the Parties hereby agree that:

a.except as expressly set forth in Section 2c hereof, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Existing Secured Parties to secure all or any portion of the Existing Indebtedness shall in all respects be junior and subordinate to all Liens in all or any portion of the Collateral granted to the Senior Collateral Agent to secure all or any portion of the Senior Indebtedness.

b.except as expressly set forth in Section 2c hereof, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Collateral Agent to secure all or any portion of the Senior Indebtedness shall in all respects be senior and prior to all Liens in all or any portion of the Collateral granted to any Existing Secured Party to secure all or any portion of the Existing Indebtedness.

c.Notwithstanding anything in this Agreement to the contrary, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Existing Secured Party to the extent such Liens secure all or any portion of the Existing Indebtedness shall be pari passu and of equal priority with all Liens granted to Senior Collateral Agent to secure all or any portion of the Senior Indebtedness to a maximum amount equal, at any given time, to the aggregate principal amount of the Existing Notes then outstanding which amount as of the date hereof is $786,124.68.  For the avoidance of doubt, to the extent the Existing Indebtedness exceeds $786,124.68 (as reduced, on a dollar-for-dollar basis upon any repayment or conversion into Common Stock of such Existing Indebtedness on or after the date hereof (each, an “Existing Indebtedness Basket Reduction”), this Section 2c shall not apply, and any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Senior Collateral Agent to the extent such Liens secure all or any portion of the Senior Indebtedness shall in all respects be senior and prior to all Liens granted to any Existing Secured Party to secure all of any portion of the Existing Indebtedness.  The portion of the Existing Indebtedness (as reduced upon any Existing Indebtedness Basket Reduction) that is treated as pari passu with the Senior Indebtedness under this Section 2c is herein referred to as the “Existing Pari Passu Indebtedness”.  All other Existing Indebtedness is herein referred to as the “Existing Junior Indebtedness”.

d.Each Existing Secured Party acknowledges and agrees that all Liens granted to such Existing Secured Party in respect of all or any portion of the Collateral securing all or any portion of the Existing Indebtedness shall be automatically terminated upon the payment in full of the Existing Indebtedness and the Senior Collateral Agent is hereby authorized to execute, deliver, file, register and record any and all documents, certificates and instruments necessary or appropriate to evidence or effectuate the release and termination of Liens granted to any Existing Secured Party with respect to any and all Existing Indebtedness, including without limitation UCC termination statements, and such Existing Secured Party shall execute and deliver any documents, certificates and instruments reasonably requested by Senior Collateral Agent in order to evidence or effectuate the release and termination of all Liens.

3.Subordination and Standstill.

a.Payment Subordination.  Except as set forth in Section 4 of this Agreement, unless and until the Discharge of the Senior Indebtedness shall have occurred, no Existing Secured Party shall accept, take or receive, by payment, in cash or in kind, by way of setoff, or in any other manner, from the Obligor the whole or any part of any sums which may now or hereafter be owing to any Existing Secured Party on account of the Existing Indebtedness.

b.Remedies Standstill.

(1)So long as the Discharge of the Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced, the Senior Collateral Agent and the other Senior Secured Parties shall have the exclusive right to the Exercise of Secured

Creditor Remedies and to otherwise enforce rights and remedies with respect to the Collateral, in each case, without consultation with or the consent of any Existing Secured Party and no Existing Secured Party shall at any time, without the prior written consent of Senior Collateral Agent: (A) accelerate, demand or otherwise make due and payable prior to the original due date thereof any portion of the Existing Indebtedness; (B) commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any bankruptcy case against the Obligor or the Obligor’s assets); provided that, as more fully set forth in Section 5 hereof, an Existing Secured Party may (1) vote, file a proof of claim (such proof of claim to indicate the subordination set forth herein), (2) otherwise act with respect to the Existing Indebtedness in any Insolvency Proceeding involving the Obligor, (3) correct any mistake or ambiguity in any Existing Document, and (4) remedy or cure any defect in or lapse of perfection of the Lien of such Existing Secured Party with respect to the Existing Indebtedness in the Collateral; (C) Exercise Any Secured Creditor Remedies or exercise any rights or remedies as against the Obligor’s assets; (D) possess any assets of the Obligor, send any notice to or otherwise seek to obtain payment directly from any account debtor of the Obligor, sue for an attachment, an injunction, a keeper, a receiver or any other legal or equitable remedy, exercise any rights of set off or recoupment as against the Obligor, or otherwise take any action whatsoever, directly or indirectly to collect any amounts on account of the Existing Indebtedness from the Obligor or any of its assets; or (E) commence or cause to be commenced or join with any creditor in commencing any Insolvency Proceeding against the Obligor. Except as set forth in Section 5 hereof, unless and until the Discharge of the Senior Indebtedness has occurred, the sole right of the Existing Secured parties with respect to the Collateral shall be to receive the Proceeds of the Collateral, if any, in accordance with the priority set forth in Section 7 hereof.

(2)Notwithstanding anything to the contrary contained herein, no Existing Secured Party shall be prohibited at any time, whether upon the occurrence of an Event of Default or otherwise, from delivering any notice of default to the Obligor, and the existence of any such Event of Default shall not prevent, abate or delay the running of any applicable cure period under the Existing Documents following any Event of Default or notice of default thereunder.

c.Waiver of Right to Contest Indebtedness.  Each Party agrees that it shall not, and it hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Existing Secured Parties or Senior Collateral Agent in any Collateral, the validity, priority, enforceability or allowance of any of the claims of the Existing Secured Parties or Senior Collateral Agent against the Obligor or the validity or enforceability of this Agreement or any of the provisions hereof.  Each Existing Secured Party agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by Senior Collateral Agent, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise.  Each Existing Secured Party hereby waives any and all rights it may have as lien creditor or otherwise to contest, protest, object to or interfere with the manner in which Senior Collateral Agent seeks to enforce the Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the obligations owed to any such Party or Person are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise).

d.Acknowledgement of Liens.  Each Party acknowledges and agrees that the Existing Secured Parties and Senior Collateral Agent have been granted Liens upon all of the Collateral in which such Party has been granted Liens and hereby consents thereto.  After the date hereof, each Party agrees that none of the Existing Secured Parties or Senior Collateral Agent shall obtain a Lien on any asset or Collateral to secure all or any portion of the Indebtedness owed to it unless concurrently therewith, the other obtains (or declines to obtain in writing, in its sole discretion) a Lien on such asset or Collateral and the Parties hereby agree that all such Liens are and will be subject to this Agreement.

e.Agent for Perfection.  Each Existing Secured Party and Senior Collateral Agent each agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral, subject to the terms and conditions of this Section 3e.  None of the Existing Secured Party or the Senior Collateral Agent, as applicable, shall have any obligation whatsoever to the other to assure that the Control Collateral is genuine or owned by the Obligor or any other Person or to preserve their respective rights or benefits or those of any Person.  The duties or responsibilities of the Parties under this Section 3e are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other for purposes of perfecting the Liens held by the other, as applicable.  No Party is or shall be deemed to be a fiduciary of any kind for the other Parties or any other Person.  If the Senior Indebtedness is Discharged prior to the Existing Indebtedness then the Obligor hereby instructs Senior Collateral Agent to, within a reasonable period of time after such Discharge, deliver all Control Collateral and Cash Collateral of the Obligor previously delivered to, and in the possession of, Senior Collateral Agent to Existing Collateral Agent.  If the Existing Indebtedness is Discharged prior to the Senior Indebtedness then the Obligor hereby instructs Existing Secured Parties to, within a reasonable period of time after such Discharge, deliver all Control Collateral and Cash Collateral of the Obligor previously delivered to, and in the possession of, Existing Secured Parties to Senior Collateral Agent.

f.Liens upon Dispositions.  Without limiting any other provision of this Agreement, if all or any part of the Collateral is sold or disposed of in any manner by or with the written consent of Senior Collateral Agent, then (i) any such sale or disposition shall be made free and clear of any and all Liens in such Collateral granted to any Existing Secured Party, (ii) the Proceeds of any such sale or disposition will be applied in accordance with Section 7 hereof, (iii) Senior Collateral Agent is hereby authorized to execute, deliver, file, register and record any and all documents, certificates and instruments necessary or appropriate to evidence or effectuate the release and termination of Liens granted to any Existing Secured Party with respect to any and all Indebtedness, including without limitation UCC termination statements, and (iv) the Existing Secured Parties will execute and deliver any documents, certificates and instruments reasonably requested by Senior Collateral Agent or the Person to which such Collateral has been sold or disposed of in order to evidence or effectuate the release and termination of the Liens in such Collateral.

g.Modification of Existing Indebtedness.  Until the Discharge of the Senior Indebtedness, no Existing Secured Party shall, without the prior written consent of Senior Collateral Agent, agree to any amendment, modification, assignment, or supplement of any Existing Document, including any amendment, modification or supplement that would (a) increase the amount of the Existing Indebtedness, (b) increase any interest rate margin with respect to the Existing Indebtedness, (c) shorten the final maturity or termination date, or require any amortization of the Existing Indebtedness other than as expressly set forth in the Existing Documents (as in effect on the date hereof), (d) add or make more restrictive any financial covenants or events of default under the Existing Documents (as in effect on the date hereof), (e) prohibit the making of any payment or the performance of any obligation by the Obligor under the Senior Documents, or (f) result in (i) a change of the Existing Collateral Agent or (ii) any sale, assignment or transfer, in whole or in part, of any Existing Indebtedness or Existing Document or any rights or obligations thereunder.

h.No Defaults; Notification of Default. Each Existing Secured Party hereby (i) consents to the Senior Notes, the other Senior Documents and agrees that the Obligor’s execution and delivery of the Senior Documents and performance of the transactions contemplated therein will not constitute a default or event of default under the Existing Documents, and (ii) agrees to promptly notify Senior Collateral Agent in writing of any default or event of default under the Existing Documents.

4.Permitted Payments.

a.Payment Restrictions.  Until the Discharge of the Senior Indebtedness and the Discharge of the Existing Pari Passu Indebtedness shall have occurred, all payments and distributions of any kind or character (whether in cash, securities, assets, by set-off or otherwise, including any payment that may be payable by reason of the payment of any other Indebtedness of the Obligor being subordinated to the payment of such Indebtedness) or otherwise on account of the Senior Indebtedness or the Existing Pari Passu Indebtedness shall be made on a Pro Rata Pari Passu Basis.  Until the Discharge of the Senior Indebtedness shall have occurred, no payment or distribution (other than payments in kind) of any kind or character (whether in cash, securities, assets, by set-off, or otherwise, including any payment that may be payable by reason of the payment of any other Indebtedness of the Obligor being subordinated to the payment of such Indebtedness) or otherwise on account of the Existing Junior Indebtedness shall be made by or on behalf of the Obligor, and no Party or Person to whom the Existing Junior Indebtedness is owed will ask, demand, sue for, take, or receive any such payment, directly or indirectly, from or on behalf of the Obligor.  Notwithstanding anything in this Section 4a to the contrary, (i) the Obligor may make, and the Existing Secured Parties and the Senior Secured Parties may receive, upon the scheduled maturity date of any Indebtedness all payments necessary to Discharge such Indebtedness, and (ii) the Obligor may make, and the Existing Secured Parties and the Senior Secured Parties may receive, regularly scheduled payments of amortized principal and interest in respect of Existing Indebtedness and Senior Indebtedness pursuant to the terms of the documentation regarding such Indebtedness (as in effect on the date hereof), provided that, no payments may be made to any Existing Secured Party under this Section 4a if any default or event of default exists under the Senior Documents or would result after giving effect to such payment.

b.No Prepayment or Acceleration of Junior Indebtedness.  Except as expressly set forth in Section 3a or Section 3b of this Agreement, no Existing Secured Party shall take, accept or receive any payment or prepayment of the principal of any Existing Indebtedness, any payments resulting from any breach or default under any of the documents relating to the Existing Indebtedness, any prepayment as a result of the acceleration of any amounts due under any Existing Document, or any other direct or indirect payments or distributions whatsoever on account of the Existing Indebtedness. In the event that, notwithstanding the terms of the foregoing Section 3, the Obligor shall make any prohibited payment to any Existing Secured Party, then and in such event the turn-over and other obligations of the Parties set forth in Section 5 or Section 6, as the case may be, shall apply.

5.Insolvency Proceedings.

a.Continuing Priority.  This Agreement is intended to be enforceable as a subordination agreement notwithstanding the commencement of any Insolvency Proceeding, including under Bankruptcy Code Section 510 and any comparable provision of otherwise applicable law.  In the event of any Insolvency Proceeding relative to the Obligor or any arrangement, adjustment, composition or relief of the Obligor or the Obligor’s debts or any marshaling of the assets of the Obligor, then, in each case:  (i) all Existing Pari Passu Indebtedness and all Senior Indebtedness shall first be paid, on a Pro Rata Pari Passu Basis, in full in cash before any payment is made from the Obligor on account of the Existing Junior Indebtedness; (ii) all Senior Indebtedness shall first be paid in full in cash before any payment is made from the Obligor on account of the Existing Junior Indebtedness; and (iii) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which any Party or Person would be entitled but for the provisions of this Section 5a (including any payment or distribution which may be payable or deliverable to such Party or Person by reason of the payment of any other Indebtedness of the Obligor or its subsidiaries being subordinated to payment of any of the foregoing) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Party or Parties entitled to such payment or distribution under this Section 5a to the extent necessary to make payment in full of any amounts remaining unpaid.  If, in the circumstances contemplated by this Section 5a, and notwithstanding the foregoing provisions of this Section 5a, any Party shall have received any payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that it is not entitled to receive under the foregoing provisions, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Party or Parties entitled to such payment or distribution under this Section 5a.

b.Proof of Claim.  Subject to the restrictions set forth in the following sentence and in Section 5d, in the event of any Insolvency Proceeding involving the Obligor or any property of the Obligor, each of the Existing Secured Parties and Senior Collateral Agent shall retain its respective rights to vote and otherwise act with respect to any or all Indebtedness relating to it.  If any Existing Secured Party does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to 20 days before the expiration of time to file such claim or other document or amendment thereof or fails to vote any such claim in any Insolvency Proceeding prior to 10 days before the expiration of the time to vote any such claim, then Senior Collateral Agent shall have the right (but not the obligation) in any such Insolvency Proceeding, and each Existing Secured Party hereby irrevocably appoints Senior Collateral Agent as such Existing Secured Party’s lawful attorney in fact to file and prove all claims therefor and vote such claim in any such Insolvency Proceeding.

c.Reinstatement.  If any Existing Secured Party or Senior Collateral Agent is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount with respect to any of the Indebtedness (a “Recovery”) to the estate or to any creditor or representative of the Obligor or any other Person, then the relevant Indebtedness relating to such Party shall be reinstated to the extent of such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties hereto from such date of reinstatement.  All rights, interests, agreements, and obligations of the Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against the Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of the Obligor or any other Person.  No priority or right of any Existing Secured Party or Senior Collateral Agent with respect to the Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Existing Documents or the Senior Documents regardless of any knowledge thereof which such Party may have.

d.DIP Financing.  If the Obligor shall be subject to any Insolvency Proceeding and the Senior Collateral Agent shall desire, prior to the Discharge of all Indebtedness to permit the use of cash collateral or to permit the Obligor to obtain financing (collectively, “DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Collateral, then each Existing Secured Party agrees that it will raise no objection to such DIP Financing and will not request adequate protection (other than adequate protection consisting of a Lien or claim that is subordinated to the Lien or claim of Senior Collateral Agent entitled to priority over the Lien or claim of such Party under Sections 2 and 3 hereof, as the case may be, at least to the extent set forth in this Agreement) or any other relief in connection with its or their interest in any such Collateral and hereby waives any right it may otherwise have to adequate protection of its interest in the Collateral.  Each Existing Secured Party hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) to the extent and upon the terms and conditions specified in this Agreement.

e.Other Waivers.  Each Existing Secured Party agrees that it shall not without Senior Collateral Agent’s written consent, (1) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral, (2) propose any plan of reorganization or file any motion or pleading in support of any motion or plan that would challenge the enforceability of any of the Senior Indebtedness, (3) directly or indirectly oppose any relief requested or supported by Senior Collateral Agent in connection with any sale or other disposition free and clear of the Liens of any Existing Secured Party under Bankruptcy Code Section 363(f) or any other similar provision of applicable law so long as the net cash proceeds of such sale are used to permanently repay the then-outstanding Indebtedness which is entitled to priority under Sections 2 and 3 hereof, or (4) seek or request any adequate protection of its Liens.

6.Payments Contrary to Agreement.  Except as permitted in Sections 2, 3 and 4 hereof, and subject to Section 5 hereof, if at any time, any Existing Secured Party or Senior Collateral Agent receives any payment or distribution of any kind or character, whether as a result of an Exercise of Secured Creditor Remedies or otherwise, whether in cash, property or securities, from or of any assets of the Obligor (or the Obligor’s subsidiaries) (irrespective of whether such payment or distribution was of Collateral, of Proceeds thereof or of any other assets of the Obligor or such subsidiary) which such Party was not entitled to receive under this Agreement, such Party shall be deemed to receive and hold the same in trust as trustee for the benefit of the Party entitled to receive such payment, distribution or proceeds under this Agreement, and shall forthwith deliver such payment, distribution, or proceeds to such Party in precisely the form received (except for an endorsement or assignment where necessary), for application on any of the Indebtedness owed to such Party, whether then due or yet to become due.  In the event of the failure of any Party or Person to make any such endorsement or assignment to such other Party, such other Party entitled to such payment, distribution or proceeds and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and each Party hereby irrevocably appoints the Party which is entitled to receive any such payment, distribution or proceeds under this Agreement as the lawful attorney in fact of such Party and any Person for which it is acting as agent for the purpose of enabling such attorney-in-fact to make such endorsement or assignment in the name of such Party or Person.

7.Application of Proceeds of Collateral.  All Collateral and all Proceeds, received by any Existing Secured Party or Senior Collateral Agent in connection with any Exercise of Secured Creditor Remedies shall be applied:

first, to the payment of costs and expenses of Senior Collateral Agent in connection with the Exercise of Secured Creditor Remedies until such costs and expenses are paid in full;

second, to the payment of Senior Indebtedness in accordance with the Senior Documents and the Existing Pari Passu Indebtedness in accordance with the Existing Documents, on a Pro Rata Pari Passu Basis, until the Senior Indebtedness and the Existing Pari Passu Indebtedness are paid in full;

third, to the payment of costs and expenses of Existing Secured Parties in connection with the Exercise of Secured Creditor Remedies until such costs and expenses are paid in full; and

fourth, to the payment of the Existing Junior Indebtedness in accordance with the Existing Documents.

8.Representations.  Each Party represents and warrants to the other Parties that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and any Person for which it is acting as agent.

9.Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by the Senior Collateral Agent and Existing Collateral Agent, provided that, no such agreement shall amend, modify or otherwise affect the rights and obligations of the Obligor without the Obligor’s written consent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.Information Concerning Financial Condition.  Each of the Existing Secured Parties and Senior Collateral Agent hereby assume responsibility for keeping itself informed of the financial condition of the Obligor and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness relating to it, and agrees that the other has no or shall have no duty to advise it for information known to the other regarding such condition or any such circumstances.  In the event any Existing Secured Party or Senior Collateral Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other, then such Party shall be under no obligation (i) to provide any such information to the other on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, it wishes to maintain confidential.  The Existing Secured Parties and Senior Collateral Agent each acknowledge and agree that the other has not made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of any of the Indebtedness, or any Liens or security interests held in connection therewith.

11.Third Party Beneficiaries.  This Agreement is solely for the benefit of the Existing Secured Party, the Senior Collateral Agent, the other Senior Secured Parties, and their respective permitted successors and assigns, and neither the Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement.

12.No Impairment.  Nothing in this Agreement is intended to or shall impair, as between the Obligor and the Existing Secured Parties or the Senior Secured Parties, the obligations of the Obligor, which are absolute and unconditional, to pay the Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Parties, and creditors of the Obligor other than as explicitly set forth herein.

13.Subrogation.  After the Discharge of the Senior Indebtedness, the Existing Secured Parties shall be subrogated to the rights of the Senior Collateral Agent to the extent that distributions otherwise payable to Existing Secured Parties have been applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement.  Neither Senior Collateral Agent nor the Existing Secured Parties shall be liable for any loss to, or impairment of, any subrogation rights held by the other.

14.Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending Party and the sending Party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient), or (c) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the Party to receive the same at the address set forth beneath its signature to this Agreement, or as to any Party at such other address as shall be designated by such Party in a written notice to the other parties complying as to delivery with the terms of this Section 14.

15.Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers.  Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Senior Collateral Agent or the Existing Secured Parties from bringing suit or taking other legal action against the Obligor in any other jurisdiction to collect on the Obligor’s obligations to such Party or to enforce a judgment or other court ruling in favor of such Party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

17.Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties’ respective successors and assigns permitted under this Agreement.

18.Integrated Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

19.Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

20.Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

21.Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

22.Severability.  Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision.  To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

23.Conflicts.  To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any document relating to any of the Indebtedness, on the other hand, this Agreement shall control and prevail.

24.Existing Secured Parties Representations.

a.The Existing Collateral Agent represents and warrants to the Senior Collateral Agent that, as of the date hereof, Exhibit A hereto contains true and complete copies of all Existing Documents to which the Existing Collateral Agent is a party or which otherwise evidence any obligation owed to the Existing Collateral Agent (including any financing statements or other Lien filings in respect of the Existing Indebtedness), none of which have been amended, modified or rescinded and are in full force and effect on the date hereof.

b.Each Existing Noteholder represents and warrants to the Senior Collateral Agent that, as of the date hereof (a) set forth on such Existing Noteholder’s signature page hereto is the aggregate outstanding amount (principal, interest and all other amounts) represented by such Existing Noteholder’s Existing Notes, (b) the signatory of such Existing Noteholder’s signature page hereto is duly authorized to enter into this Agreement on behalf of such Existing Noteholder, and (c) Exhibit B hereto contains true and complete copies all Existing Documents to which such Existing Noteholder is a party or which otherwise evidence any obligation owed to the Existing Noteholder (including any financing statements or other Lien filings in respect of the Existing Indebtedness), none of which have been amended, modified or rescinded and are in full force and effect on the date hereof.

25.Legend. Each Existing Secured Party and the Obligor shall conspicuously mark each Existing Document with the following legend:

“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE

INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF APRIL 20, 2020 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B, AS SENIOR COLLATERAL AGENT, KENNETH POTASHNER, AS EXISTING COLLATERAL AGENT, THE EXISTING NOTEHOLDERS PARTY THERETO, AND ONE STOP SYSTEMS, INC., AS OBLIGOR. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”

By the execution of this Agreement, the Existing Secured Parties hereby authorize Senior Collateral Agent to amend any financing statements or other Lien filings filed by or on behalf of any Existing Secured Party against the Obligor as follows:

“The security interest of the Secured Party in any assets of the Debtor is subject to the provisions set forth in that certain Intercreditor and Subordination Agreement, by and among the Secured Party, the Debtor, ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B as Senior Collateral Agent (“Senior Agent”), and the other parties party thereto, notwithstanding the respective dates of attachment of perfection of the security interests of the Secured Party and Senior Agent.”

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B, as Senior Collateral Agent

By:

Name:

Title:

Address for Notices:

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Kenneth Potashner, as Existing Collateral Agent

Address for Notices:

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

_____________, as Existing Noteholder

By:

Name:

Title:

Address for Notices:

Existing Note Aggregate Amount Outstanding:  $

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ONE STOP SYSTEMS, INC., as Obligor

By:

Name:David Raun

Title:Interim Chief Executive Officer

Address for Notices:

2235 Enterprise St. #110

Escondido, California 92029

Signature Page